9(a)(3)
                           SCUDDER SERVICE CORPORATION

                   FEE INFORMATION FOR SERVICES PROVIDED UNDER
                      TRANSFER AGENCY AND SERVICE AGREEMENT
                             Scudder Family of Funds
                     (Except Scudder Cash Investment Trust)

Annual service charge for each account
--------------------------------------
1/12th of the annual service charge shall be charged and payable each month. It will be charged for any account which at any time during the month had a share balance in the fund. The minimum monthly charge to any portfolio is $1,500.00 per relationship for an omnibus account, or $10.00 per subaccount, whichever is greater.

                                                    Regular Accounts     Retirement Accounts
                                                    ----------------     -------------------
Money Market Funds                                  $31.50               $34.50
Non-Money Market Funds                               26.00                29.00
Additional Charge per Account for Funds with
    Redemption Fee                                    2.00                 2.00

Other fees
----------
Closed Account                                        4.00                 5.00
New Account Setup Charge                              7.50                 7.50**
Maintenance Charge                                    5.00                 5.00**
National Securities Clearing Corporation
(NSCC) Charge per Transaction                         1.00                 1.00
Information Access:
   o  VRU Access Charge per Call                      0.20                 0.20
   o  Internet                                     To be determined     To be determined

                  ** = Applies to retail retirement accounts

Out of pocket expenses shall be reimbursed by the fund to Scudder Service Corporation or paid directly by the fund. Such expenses include but are not limited to the following:

          Telephone (portion allocable to servicing accounts)
          Postage, overnight service or similar services
          Stationery and envelopes
          Shareholder Statements - printing and postage
          Checks - stock supply, printing and postage
          Data circuits
          Forms
          Microfilm and microfiche
          Expenses incurred at the specific direction of the fund
          Bank check clearing and processing charges

This schedule covers representative assisted services offered from Monday through Friday, 8:00 a.m. to 8:00 p.m. EST.

Payment
-------
The above will be billed within the first five (5) business days of each month and will be paid by wire within five (5) business days of receipt.

On behalf of the Funds listed on
Attachment A:                            Scudder Service Company


By:                                      By:
   -------------------------                ---------------------
    David S. Lee                            Daniel Pierce
    President or Vice President             President

Date:  October 1, 1996                   Date: October 1, 1996

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




                               ATTACHMENT A
                   TRANSFER AGENCY AND SERVICE AGREEMENT

MONEY MARKET FUND SERVICE ACCOUNT
Money Market Accounts

          Scudder California Tax Free Money Fund
          Scudder New York Tax Free Money Fund
          Scudder Tax Free Money Fund
          Scudder U.S. Treasury Money Fund

NON-MONEY MARKET FUND SERVICE ACCOUNT
Monthly Income Funds

          Scudder California Tax Free Fund
          Scudder Global Bond Fund
          Scudder GNMA Fund
          Scudder High Yield Bond Fund
          Scudder High Yield Tax Free Fund
          Scudder International Bond Fund
          Scudder Limited Term Tax Free Fund
          Scudder Managed Municipal Bonds
          Scudder Massachusetts Limited Term Tax Free Fund
          Scudder Massachusetts Tax Free Fund
          Scudder Medium Term Tax Free Fund
          Scudder New York Tax Free Fund
          Scudder Ohio Tax Free Fund
          Scudder Pennsylvania Tax Free Fund
          Scudder Short Term Bond Fund

Quarterly Distribution Funds

          Scudder Balanced Fund
          Scudder Emerging Markets Income Fund
          Scudder Growth and Income Fund
          Scudder Income Fund

Annual Distribution Funds

Scudder Large Company Value Fund              Scudder Latin America Fund
Scudder Classic Growth Fund                   Scudder Micro Cap Fund
Scudder Development Fund                      Scudder Pacific Opportunities Fund
Scudder Global Discovery Fund                 Scudder Large Company Growth Fund
Scudder Global Fund                           Scudder Small Company Value Fund
Scudder Gold Fund                             Scudder 21st Century Growth Fund
Scudder Emerging Markets Growth Fund          Scudder Value Fund
Scudder Greater Europe Growth Fund            Scudder Zero Coupon 2000 Fund
Scudder International Fund

dated as of October 1, 1996

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